UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05.                                        Costs Associated with Exit or Disposal Activities.

On November 29, 2018, the Board of Directors (the “Board”) of Neos Therapeutics, Inc. (the “Company”) approved a realignment of the Company’s commercial organization that is expected to affect approximately 45 employees, primarily in its U.S. sales force. This action is expected to be substantially complete by the end of 2018. As a result of this realignment, the Company estimates that it will incur aggregate charges of approximately $0.7 million to $0.9 million for one-time severance and employee related costs.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Thomas McDonnell as Chief Commercial Officer

On November 29, 2018, Thomas McDonnell, the Chief Commercial Officer of the Company, mutually agreed with the Board to his resignation from the Company, effective as of November 29, 2018.

In connection with Mr. McDonnell’s departure as the Chief Commercial Officer, the Board approved the entry by the Company into a Separation Agreement and Release between the Company and Mr. McDonnell to provide for, among other things, the severance benefits contained in Mr. McDonnell’s existing executive employment agreement with the Company, and a general release of claims in favor of the Company.

Item 7.01.                                        Regulation FD Disclosure.

On November 30, 2018, the Company issued a press release announcing Mr. McDonnell’s departure and the realignment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Neos Therapeutics, Inc. dated November 30, 2018.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on forward-looking statements. Statements including words such “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions may be used to identify forward-looking statements that represent our current judgment about possible future events. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. These statements are not guarantees of future performance; they involve risks and uncertainties, and actual events or results may differ materially from these statements. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement the realignment as planned, whether the expected amount of the charges associated with the realignment will exceed the Company’s projections, and whether the Company will be able to realize the benefits thereof. Readers should also consult the other “risk factors” found in our Annual Report on Form 10-K for the year-ended December 31, 2017 and our subsequent filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neos Therapeutics, Inc.

Date: November 30, 2018	By:	/s/ Richard Eisenstadt
Richard Eisenstadt
Chief Financial Officer